UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
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☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

FirstMerit Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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III Cascade Plaza
Akron, Ohio 44308

November 20, 2008

To Our Shareholders:

You are cordially invited to attend a Special Meeting of Shareholders (the “Special Meeting”) of FirstMerit Corporation (the “Corporation”) to be held on Thursday, December 11, 2008, at 10:00 A.M., local time, at the offices of FirstMerit Corporation, III Cascade Plaza, Akron, Ohio 44308.

The attached Notice of Special Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the Special Meeting. At the Special Meeting, we are asking you to approve two important proposals which, if adopted, will allow the Corporation to participate, if the Board of Directors determines it advisable, in the Capital Purchase Program established by the Emergency Economic Stabilization Act of 2008. Specifically, we are asking shareholders to consider and vote upon a proposal to adopt amendments to Article FOURTH of the Corporation’s Second Amended and Restated Articles of Incorporation in order to provide the Board of Directors with the authority to limit the voting rights of the Corporation’s 7,000,000 authorized shares of no par Preferred Stock. Additionally, you are being asked to approve the adjournment of the Special Meeting, if necessary, in order to solicit additional Proxies, in the event there are not sufficient votes at the time of the Special Meeting to adopt the proposed amendments to Article FOURTH. Directors and executive officers of the Corporation will be present at the Special Meeting to respond to any questions that you may have.

Your vote on these matters is important, regardless of the number of shares you own. Whether or not you plan to attend the Special Meeting in person, it is important that your shares be represented. In order to ensure your shares are represented, I urge you to execute and return the enclosed form of Proxy, or that you submit your Proxy by telephone promptly.

Sincerely,

Paul G. Greig
Chairman, President and Chief Executive Officer

FirstMerit Corporation
III Cascade Plaza
Akron, Ohio 44308

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held Thursday, December 11, 2008

The Special Meeting of Shareholders (the “Special Meeting”) of FirstMerit Corporation, an Ohio corporation (the “Corporation”), will be held at the offices of FirstMerit Corporation, III Cascade Plaza, Akron, Ohio 44308 at 10:00 A.M., local time, for the following purposes:

1.	To consider and vote upon a proposal to amend Article FOURTH of the Corporation’s Second Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) in order to provide the Board of Directors with the authority to limit the voting rights of the Corporation’s 7,000,000 authorized shares of no par Preferred Stock;

2.	To approve the adjournment of the Special Meeting, if necessary, to solicit additional Proxies, in the event there are not sufficient votes at the time of the Special Meeting to adopt the proposed amendments to Article FOURTH; and

3.	To transact such other business as may properly come before the shareholders at the Special Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on October 31, 2008 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting.

Your Board of Directors recommends that you vote “FOR” the adoption of the amendments to Article FOURTH of the Articles of Incorporation in order to provide the Board of Directors with the authority to limit the voting rights of the Corporation’s 7,000,000 authorized shares of no par Preferred Stock. Your Board of Directors also recommends that you vote “FOR” the approval of the adjournment of the Special Meeting, if necessary, to solicit additional Proxies, in the event there are not sufficient votes at the time of the Special Meeting to adopt the proposed amendments to Article FOURTH.

By Order of the Board of Directors,

/s/  Judith A. Steiner
Judith A. Steiner
Secretary

November 20, 2008

FirstMerit Corporation
III Cascade Plaza
Akron, Ohio 44308
PROXY STATEMENT

November 20, 2008

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of FirstMerit Corporation, an Ohio corporation (the “Corporation”), of the accompanying form of Proxy, to be voted at the Special Meeting of Shareholders (the “Special Meeting”) to be held on Thursday December 11, 2008, at 10:00 A.M., local time, and at any adjournment thereof. The mailing address of the principal executive offices of the Corporation is III Cascade Plaza, Akron, Ohio 44308; telephone number (330) 996-6300. To obtain directions to attend the Special Meeting and vote in person, please contact Investor Relations at (330) 384-7020. This Proxy Statement, together with the related Proxy Card, is being mailed to the shareholders of the Corporation on or about November 20, 2008. FirstMerit® is a registered trademark of the Corporation.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on December 11, 2008.

This Proxy Statement and a sample of the form of Proxy Card sent to shareholders are available are available at [                             ].

INFORMATION ABOUT THE SPECIAL MEETING

Why Is The Corporation Holding A Special Meeting?

The primary purpose for holding the Special Meeting is to propose amendments to the Corporation’s Second Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) to enable the Corporation to participate, if the Board of Directors determines it advisable, in the U.S. Department of the Treasury’s (the “Treasury”) Capital Purchase Program (the “CPP”), which was created under the Emergency Economic Stabilization Act of 2008. Under the CPP, the Treasury has authorized the purchase of up to $250 billion of senior preferred securities on standardized terms from qualifying financial institutions. The purpose of the CPP is to encourage U.S. financial institutions to build capital to increase the flow of financing to U.S. businesses and consumers and to help support the U.S. economy. Under the CPP, eligible financial institutions can generally apply to issue and sell senior preferred securities to the Treasury in aggregate amounts equal to between 1% and 3% of the qualifying institution’s risk weighted assets, with all sales proceeds qualifying as Tier I capital.

Although the Corporation is currently well capitalized under regulatory guidelines, the Board of Directors may determine it to be advisable to take advantage of the opportunities presented by the CPP and to authorize the Corporation to participate in this program. The Corporation submitted its application to participate in the CPP on October 28, 2008 and has received preliminary approval to participate from the Treasury. Subject to final approval, the Corporation believes it can participate in the CPP at a level up to 3% of the Corporation’s risk weighted assets as of June 30, 2008, an amount approximately equal to $248,159,000.

While the Board of Directors has not yet determined whether it is advisable for the Corporation to participate in the CPP, the Board of Directors believes that certain amendments to Article FOURTH of the Articles of Incorporation are necessary to permit the Corporation to participate in the CPP should the Board determine participation is appropriate. Specifically, in order for the Corporation to participate in the CPP, the Corporation must be able to issue and sell eligible senior preferred securities to the Treasury with certain standardized terms, including expressly limited voting rights. Pursuant to Article FOURTH, the Board of Directors is presently authorized to issue up to 7,000,000 shares of no par Preferred Stock (the “Preferred Stock”), and to determine the terms thereof. However, the Board of Directors does not have authority to establish the voting rights for the Preferred Stock, as such voting rights are established by Article FOURTH. Pursuant to Article FOURTH, shares of Preferred Stock are required to have voting rights on all matters equal to one vote per share.

In order for the Preferred Stock to meet the applicable requirements of the Treasury under the CPP, the voting rights currently provided in Article FOURTH must be modified to allow limited voting rights. Under the terms of the CPP, eligible senior preferred securities must be generally non-voting, with the following limited voting rights: (1) the right to vote on any authorization or issuance of shares ranking senior to the senior preferred securities; (2) the right to vote on any amendment to the rights of the senior preferred securities; (3) the right to vote on any merger, exchange or similar transaction that may adversely affect the rights of the senior preferred securities; and (4) in the event that certain required cumulative dividends are not paid in full for six dividend periods, whether or not consecutive, the right to elect two directors, however, such election right terminates when dividends are paid in full for four consecutive dividend periods (collectively, the “Required Voting Rights”). As described above, the current terms of Article FOURTH are inconsistent with the Required Voting Rights. Accordingly, Article FOURTH must be modified to allow for the Corporation to potentially issue and sell shares of Preferred Stock to the Treasury.

As detailed in Proposal 1 — APPROVAL OF AMENDMENTS TO THE ARTICLES OF INCORPORATION, the Board of Directors has unanimously approved the proposed amendments to Article FOURTH in order to remove the mandatory voting rights provided to the Preferred Stock and to provide the Board of Directors with the power to determine the voting power for any issued shares of Preferred Stock, subject to the limitation that voting rights shall not exceed one vote per share. However, even if the proposed amendments to the Articles of Incorporation are adopted, there can be no assurance that the Corporation will ultimately participate in the CPP, or that the Corporation will issue any Preferred Stock to the Treasury. Due to the expedited nature of the CPP and the time required to hold the Special Meeting, the Board of Directors has deemed it advisable to call the Special Meeting to preserve its ability to participate in the CPP. In the event the Board of Directors determines that it is advisable for the Corporation to participate in the CPP and the shareholders approve the proposed amendments to Article FOURTH, no further shareholder action will be required for the Corporation to issue and sell Preferred Stock to the Treasury.

What Matters Will Be Voted Upon At The Special Meeting?

Shareholders will be voting on the following matters:

1.	To adopt amendments to Article FOURTH of the Articles of Incorporation in order to provide the Board of Directors with the authority to limit the voting rights of the Corporation’s 7,000,000 authorized shares of Preferred Stock — Item 1 on the accompanying Proxy Card; and

2.	To approve the adjournment of the Special Meeting, if necessary, to solicit additional Proxies, in the event there are not sufficient votes at the time of the Special Meeting to adopt the proposed amendments to Article FOURTH — Item 2 on the accompanying Proxy Card.

Who Can Vote?

The close of business on Friday, October 31, 2008, has been fixed as the record date for the determination of shares entitled to notice of and to vote at the Special Meeting. On that date, the Corporation had issued and outstanding approximately 80,974,045 shares of common stock, without par value (the “Common Shares”). You are entitled to vote if you are a shareholder of the Corporation’s Common Shares on October 31, 2008.

Each eligible shareholder is entitled to one vote per Common Share. The Common Shares are the Corporation’s only issued and outstanding voting securities.

How Do I Vote?

You may vote on matters that are properly presented at the Special Meeting in three ways:

•	By completing the accompanying Proxy Card and returning it in the envelope provided;

•	By submitting your vote telephonically in accordance with the instructions provided on the Proxy Card; or

•	By attending the Special Meeting and casting your vote in person.

For the Special Meeting, the Corporation is offering registered shareholders the opportunity to vote their Common Shares by telephone. Instead of submitting your vote by mail on the enclosed Proxy Card, you may vote by telephone by following the procedures described on your Proxy Card. In order to vote by telephone, please have the enclosed Proxy Card in hand, call the number listed on the Proxy Card, and follow the instructions. The telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions, and to confirm that shareholders’ instructions have been recorded properly.

How Will My Common Shares Be Voted?

Common Shares represented by properly executed Proxies will be voted at the Special Meeting, and if a shareholder has specified how the Common Shares represented thereby are to be voted, they will be voted in accordance with such specification. It is intended that Common Shares represented by the enclosed Proxy Card, on which no specification has been made, will be voted:

•	“FOR” the adoption of the amendments to Article FOURTH of the Articles of Incorporation; and

•	“FOR” the approval of the adjournment of the Special Meeting, if necessary, to solicit additional Proxies, in the event there are not sufficient votes at the time of the Special Meeting to adopt the proposed amendments to Article FOURTH.

How Do I Vote If My Common Shares Are Held In “Street Name”?

If you hold your Common Shares in “street name” with a broker, a financial institution or another holder of record, then that entity is considered the shareholder of record for voting purposes and should give you instructions for voting your Common Shares. As a beneficial owner, you have the right to direct the record holder on how to vote the Common Shares held on your behalf. If you hold your Common Shares in “street name,” you may be eligible to appoint your proxy electronically via the Internet or telephonically and may incur costs associated with such electronic access or telephone usage.

If you hold your Common Shares in “street name” and wish to attend the Special Meeting and vote in person, you must bring an account statement or letter from your broker, financial institution or other holder of record authorizing you to vote on behalf of such record holder. The account statement or letter must show that you were the direct or indirect beneficial owner of Common Shares on October 31, 2008, the record date for voting at the Special Meeting, and the number of Common Shares you own on the date of the Special Meeting.

Can The Proxy Materials Be Accessed Electronically?

The Corporation has sent the Proxy materials for the Special Meeting to shareholders on or about November 20, 2008 by first-class U.S. mail. Additionally, the Corporation’s Proxy Statement for the Special Meeting and a sample of the form of Proxy Card sent to record shareholders of the Corporation are available at: [          ].

How Do I Change Or Revoke My Proxy?

A Proxy may be revoked at any time before a vote is taken or the authority granted is otherwise exercised. Revocation may be accomplished by: (1) the execution of a later dated Proxy; (2) the execution of a later casted telephone vote; (3) by giving notice in writing to the Secretary at FirstMerit Corporation, III Cascade Plaza, Akron, Ohio 44308; or (4) by notifying the Secretary in person at the Special Meeting. Any shareholder who attends the Special Meeting and revokes his/her Proxy may vote in person. However, your attendance at the Special Meeting alone will not revoke your Proxy. If you hold your Common Shares in “street name” and instructed your broker, financial institution or other holder of record to vote your Common Shares and you would like to revoke or change your vote, then you must follow the instructions provided by your record holder.

If I Vote In Advance, Can I Still Attend The Special Meeting?

Yes. You are encouraged to vote promptly by returning your signed Proxy Card by mail so that your Common Shares will be represented at the Special Meeting. However, voting your Common Shares by Proxy does not affect your right to attend the Special Meeting and vote your Common Shares in person.

What Constitutes A Quorum For The Special Meeting?

Under the Corporation’s Second Amended and Restated Code of Regulations (the “Code of Regulations”), a majority of the votes eligible to be cast at the Special Meeting, 40,425,344 Common Shares, must be present in person or by Proxy to establish a quorum at the Special Meeting. Abstentions and broker non-votes are counted as being present for purposes of determining the presence of a quorum.

How Many Votes Are Needed To Approve The Proposals?

The vote required to approve each of the proposals that are scheduled to be presented at the Special Meeting is as follows:

Proposal	Vote Required

• Proposal 1 — Approval of Amendments to the Articles of Incorporation
• The proposal to amend Article FOURTH of the Articles of Incorporation requires the affirmative vote of the holders of Common Shares entitled to exercise at least two-thirds of the voting power of the Corporation. Abstentions and broker non-votes will have the same effect as votes against the proposal.

• Proposal 2 — Adjournment of the Special Meeting
• The proposal to adjourn the Special Meeting must be approved by the holders of a majority of the Common Shares present in person or represented by Proxy at the Special Meeting, whether or not a quorum is present. Abstentions and broker non-votes will have the same effect as votes against the proposal.

What Is The Recommendation Of The Corporation’s Board Of Directors?

The Corporation’s Board of Directors recommends that each shareholder vote “FOR” the adoption of the amendments to Article FOURTH of the Articles of Incorporation and “FOR” the proposal to adjourn the Special Meeting, if necessary, to solicit additional Proxies, in the event there are not sufficient votes at the time of the Special Meeting to adopt the proposed amendments to Article FOURTH.

What Will The Consequences Be If The Proposed Amendments To Article FOURTH Of The
Articles Of Incorporation Are Not Adopted?

If the proposed amendments to Article FOURTH of the Articles of Incorporation are not approved, the Corporation believes it will not be able to participate in the CPP, even if the Board of Directors determines that such participation is in the best interest of the Corporation. The Corporation may, however, participate in other capital raising opportunities, if any, made available by the Treasury.

Who Pays The Costs Of Proxy Solicitation?

The accompanying Proxy is solicited by and on behalf of the Corporation’s Board of Directors, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by the Corporation. In addition to the use of the mails, Proxies may be solicited by personal interview, telephone, facsimile and electronic mail by directors, officers and employees of the Corporation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Shares held of record by such persons, and the Corporation will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith. The Corporation has engaged Innisfree M&A Incorporated to aid in the solicitation of Proxies in order to assure a sufficient return of votes on the proposals to be presented at the Special Meeting. The costs of such services are estimated at $10,000, plus reasonable distribution and mailing costs.

PROPOSAL 1 — APPROVAL OF AMENDMENTS TO THE ARTICLES OF INCORPORATION
(Item 1 on Proxy Card)

General

We are asking shareholders to approve certain amendments to the Articles of Incorporation. Under the current Articles of Incorporation, the Board of Directors is authorized to issue up to 7,000,000 shares of Preferred Stock with terms determined by the Board of Directors, except in the area of voting rights. Consequently, in the event that the Board of Directors determines that it is in the Corporation’s best interest to participate in the CPP, the mandatory voting rights currently attached to the Preferred Stock will make the Preferred Stock ineligible for issuance and sale to the Treasury. Therefore, in order to provide the Corporation with the potential to participate in the CPP, the Board of Directors seeks shareholder approval to eliminate the mandatory voting rights attached to the Preferred Stock under current Article FOURTH, Part B, Section 5 and to vest in the Board of Directors the power to establish the voting rights for any issued shares of Preferred Stock, subject to the limitation that any voting rights attached to such Preferred Stock will not exceed one vote per share.

Reasons For Adoption Of The Proposed Amendments

The primary purpose of the proposed amendments to Article FOURTH of the Articles of Incorporation is to enable the Board of Directors to participate in the CPP if the Board of Directors determines such participation advisable. At present, the Corporation’s shareholders have authorized the issuance of up to 7,000,000 shares of Preferred Stock, however, such Preferred Stock is required to have voting rights in excess of those required under the CPP. Specifically, under the terms of the CPP, senior preferred securities must have the Required Voting Rights determined by the Treasury in order to be eligible for issuance and sale. Consequently, in order for the Corporation to potentially participate in the CPP and issue shares of the Preferred Stock to the Treasury, the voting rights currently provided to such Preferred Stock must be modified.

Participation Terms Of CPP

If the Board of Directors determines that participation in the CPP is appropriate, shareholder approval of the proposed amendments to Article FOURTH is required so that the Preferred Stock can be issued with the Required Voting Rights. In the event that shareholder approval is received and the Corporation participates in the CPP, the Treasury will purchase shares of Preferred Stock from the Corporation, on terms consistent with the Treasury’s standardized terms. The Board of Directors believes that the Treasury’s purchase price for the Preferred Stock represents fair value for such shares.

In the event that the Board of Directors determines that participation in the CPP is appropriate, the Corporation would issue and sell to the Treasury shares of the Preferred Stock, with a liquidation preference of at least $1,000 per share and with all the Required Voting Rights. Additionally, all shares of Preferred Stock would rank senior to the Corporation’s Common Shares and would pay cumulative dividends at a rate of 5% per annum for the first five years and 9% per annum after year five, payable quarterly in arrears. The Preferred Stock would be redeemable after three years at its issue price, plus accrued and unpaid dividends. Prior to the third anniversary of the Treasury’s investment, the Preferred Stock could only be redeemed using the proceeds of an offering of other Tier 1 qualifying perpetual preferred securities or Common Shares, which provides the Corporation with at least 25% of the issue price of the Preferred Stock. Any such redemption must be approved by the Corporation’s primary federal bank regulator — the Federal Reserve Board. The Treasury would be permitted to transfer the Preferred Stock to a third party at any time.

In the event the Corporation participates in the CPP, the Corporation would also be required to issue warrants (the “Warrants”) to the Treasury to purchase a number of Common Shares having a market price equal to 15% of the aggregate amount of the Preferred Stock purchased by the Treasury. The initial exercise price for the Warrants, and the market price for determining the number of Common Shares subject to the Warrants, would be determined by reference to the market price of the Common Shares on the date of the investment by the Treasury in the Preferred Stock (calculated on a 20-day trailing average). The Warrants would have a term of 10 years. In conjunction with the issuance of the Preferred Stock, the Corporation would be required to take the steps necessary to register the Preferred Stock, the Warrants and the underlying Common Shares issuable upon exercise of the Warrants.

As long as the Preferred Stock remains outstanding, the Corporation would be permitted to declare and pay dividends on the Common Shares, unless the Corporation fails to pay the required cumulative dividends on the Preferred Stock. Additionally, unless the Preferred Stock has been transferred or redeemed in whole, the Treasury’s consent will be required until the third anniversary of the Treasury’s investment for any increases in Common Share dividends and any repurchases other than repurchases of the Preferred Stock or repurchases in connection with the Corporation’s benefit plans in the ordinary course of business and consistent with past practice.

As the 7,000,000 shares of Preferred Stock are already authorized for issuance by the Articles of Incorporation, the Corporation is not required to seek shareholder approval prior to issuing Preferred Stock generally. Additionally, it is the opinion of the Board of Directors that modification of the Preferred Stock’s voting rights will not have any potential anti-takeover effect.

Proposed Text Of Article FOURTH

If this proposal is approved by shareholders, new Article FOURTH, Part B, Section 1 will read in its entirety as follows:

Part B. Express Terms of No Par Value Preferred Stock

The express terms and provisions of the no par value Preferred Stock shall be as follows:

Section 1. Designation. All shares of no par value Preferred Stock shall be of equal rank and shall be identical except in respect to the particulars as may be fixed and determined by the Board of Directors as hereinafter provided, and each share of each series shall be identical in all respects with all other shares of such series, except as to the date from which dividends are cumulative.

The Board of Directors is hereby authorized in respect of any unissued shares of no par value Preferred Stock to fix or change:

(a) The division of such shares into series, the designation of each series (which may be by distinguishing number, letter or title) and the authorized number of shares in each series, which number may be increased (except where otherwise provided by the Board of Directors in creating the series) or decreased (but not below the number of shares thereof outstanding) by like action of the Board of Directors;

(b) The annual dividend rates of each series;

(c) The dates at which dividends, if declared, shall be payable;

(d) The redemption rights and price or prices, if any, for shares of the series;

(e) The terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

(f) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;

(g) Whether the shares of the series shall be convertible into Common Stock and, if so, the conversion price or prices and the adjustments thereof, if any, and all other terms and conditions upon which such conversion may be made;

(h) Restrictions on the issuance of shares of the same series or of any other class or series; and

(i) The voting rights attributable to each issued series of Preferred Stock, if any, subject to the limitations set forth in Section 5.

Additionally, if this proposal is approved by shareholders, new Article FOURTH, Part B, Section 5 will read in its entirety as follows:

Section 5. Voting Rights. No series of no par Preferred Stock may be issued with voting rights in excess of one (1) vote per share.

Vote Required

The proposal to amend Article FOURTH of the Articles of Incorporation requires the affirmative vote of the holders of Common Shares entitled to exercise at least two-thirds of the voting power of the Corporation Abstentions and broker non-votes will have the same effect as votes against the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS
VOTE “FOR” APPROVAL OF THESE AMENDMENTS.

PROPOSAL 2 — ADJOURNMENT OF THE SPECIAL MEETING
(Item 2 on Proxy Card)

General

In the event there are not sufficient votes at the time of the Special Meeting to adopt the proposed amendment to Article FOURTH of the Articles of Incorporation, the Corporation may propose to adjourn the Special Meeting to a later date or dates in order to permit the solicitation of additional Proxies. Pursuant to the provisions of the Code of Regulations, no notice of an adjourned meeting need be given to you if the date, time and place of the adjourned meeting are fixed and announced at the Special Meeting.

In order to permit Proxies that have been received by the Corporation at the time of the Special Meeting to be voted for an adjournment, if necessary, the Corporation has submitted the proposal to adjourn the Special Meeting to you as a separate matter for your consideration. In this proposal, the Corporation is asking you to authorize the holder of any Proxy solicited by the Board of Directors to vote in favor of adjourning the Special Meeting and any later adjournments. If the Corporation’s shareholders approve this adjournment proposal, the Corporation may adjourn the Special Meeting, and any adjourned session of the Special Meeting, to provide additional time to solicit additional Proxies in favor of the proposal to amend Article FOURTH of the Articles of Incorporation, including the solicitation of Proxies from shareholders that have previously voted against such proposal. Among other things, approval of the adjournment proposal could mean that, even if Proxies representing a sufficient number of votes against the proposal to amend Article FOURTH of the Articles of Incorporation have been received, the Corporation could adjourn the Special Meeting without a vote on the proposal to amend Article FOURTH and seek to convince the holders of those Common Shares to change their votes in favor of the adoption of the amendments.

The Corporation’s Board of Directors believes that if the number of Common Shares present or represented at the Special Meeting and voting in favor of the proposal to adopt the amendments to Article FOURTH of the Articles of Incorporation is insufficient to adopt the amendments, it is in the best interests of the shareholders to enable the Board of Directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes to adopt the amendments.

Vote Required

Pursuant to the terms of the Article I, Section 4 of the Code of Regulations, this proposal to adjourn the Special Meeting must be approved by the holders of a majority of the Common Shares present in person or represented by Proxy at the Special Meeting, whether or not a quorum is present. Abstentions and broker non-votes will have the same effect as votes against the proposal.

 THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE     APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO  SOLICIT ADDITIONAL PROXIES, IN THE EVENT THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO ADOPT THE PROPOSED AMENDMENTS.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Corporation’s Common Shares by each current director, named executive officer and all directors and executive officers as a group, as of October 31, 2008.

		Number of Common Shares(1)
Name	Sole Voting(2)(3)	Shared Voting		Options	Total	Percent of Class

Steven H. Baer	2,206	0		0	2,206	*
Karen S. Belden	26,789	0		35,400	62,189	*
R. Cary Blair	22,756	0		35,400	58,156	*
John C. Blickle	56,675	0		40,200	96,875	*
Robert W. Briggs	13,360	0		35,400	48,760	*
Richard Colella	13,953	0		31,800	45,753	*
Gina D. France	3,858	0		9,000	12,858	*
Paul G. Greig	180,027	0		33,333	213,360	*
Terry L. Haines	39,989	0		37,800	77,789	*
J. Michael Hochschwender	5,450	1,436		6,000	12,886	*
Clifford J. Isroff	20,954	0		40,200	61,154	*
Philip A. Lloyd II	55,603	1,025,407	(4)	40,200	1,121,210	1.37%
Richard N. Seaman	13,506	0		31,800	45,306	*
Terrence E. Bichsel	40,517	0		263,567	304,084	*
Mark J. Grescovich	41,634	0		92,083	133,717	*
William P. Richgels	29,085	0		5,000	34,085	*
Julie A. Robbins	16,719	0		5,667	22,386	*
All directors and executive officers as a group (21 persons)	655,839	1,026,843		1,128,873	2,811,555	3.42%

*	Indicates less than 1% beneficial ownership based on 80,850,686 Common Shares issued and outstanding on October 31, 2008.

(1)	The amounts shown represent the total outstanding Common Shares beneficially owned by the individuals and the Common Shares issuable upon the exercise of stock options exercisable within the next 60 days.

(2)	Includes the following number of restricted Common Shares for which the person has the right to vote, but not dispose of such Common Shares: 1,872 for Mr. Baer; 1,206 for Ms. Belden; 1,206 for Mr. Blair; 1,206 for Mr. Blickle; 1,206 for Mr. Briggs; 1,206 for Mr. Colella; 1,206 for Ms. France; 1,206 for Mr. Haines; 1,206 for Mr. Hochschwender; 1,206 for Mr. Isroff; 1,206 for Mr. Lloyd; 1,206 for Mr. Seaman; 175,027 for Mr. Greig; 28,884 for Mr. Bichsel; 17,482 for Mr. Grescovich; 29,085 for Mr. Richgels; 13,440 for Ms. Robbins; and 324,502 for all executive officers and directors as a group.

(3)	Excludes the following number of Common Shares held under the Corporation’s Director Deferred Compensation Plan and Executive Deferred Compensation Plan for which the person does not have the right to vote or dispose of such Common Shares: 16,367 for Ms. Belden; 56,184 for Mr. Blickle; 9,569 for Mr. Briggs; 5,444 for Mr. Colella; 7,855 for Ms. France; 34,867 for Mr. Haines; 5,257 for Mr. Hochschwender; 3,060 for Mr. Seaman; 32,739 for Mr. Bichsel; and 192,515 for all executive officers and directors as a group.

(4)	Mr. Lloyd disclaims beneficial ownership with respect to 251,032 Common Shares held by his spouse directly and 677,595 Common Shares held by a family limited liability company in which Mr. Lloyd’s spouse shares voting control. The reported beneficial ownership of Mr. Lloyd also includes 106,780 Common Shares held directly by Mr. Lloyd’s two adult daughters, for whom Mr. Lloyd holds a general power of attorney. Includes 93,154 Common Shares held by his spouse that are pledged to secure a loan.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Any proposals to be considered for inclusion in the proxy material to be provided to shareholders of the Corporation for its 2009 Annual Meeting of Shareholders may be made only by a qualified shareholder and must be received by the Corporation no later than November 12, 2008.

If a shareholder intends to submit a proposal at the Corporation’s 2009 Annual Meeting of Shareholders that is not eligible for inclusion in the Proxy Statement relating to the meeting, and the shareholder fails to give the Corporation notice by January 26, 2009, in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended, then the proxy holders will be allowed to use their discretionary authority with respect to such proposal if the proposal is properly raised at the Corporation’s Annual Meeting in 2009. The submission of such a notice does not ensure that a proposal can be raised at the Corporation’s Annual Meeting.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no matter that will be presented for action by the shareholders at the Special Meeting other than those matters discussed in this Proxy Statement. However, if any other matter requiring a vote of the shareholders should properly come before the Special Meeting, including matters relating to the conduct of the Special Meeting, the individuals acting under the Proxies solicited by the Board of Directors will vote and act according to their best judgments in light of the conditions then prevailing, to the extent permitted under applicable law.

By Order of the Board of Directors,

/s/  Judith A. Steiner
Judith A. Steiner
Secretary

Akron, Ohio
November 20, 2008

FIRSTMERIT CORPORATION
COMMON
SPECIAL MEETING OF SHAREHOLDERS, DECEMBER 11, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF FIRSTMERIT CORPORATION.
     The undersigned hereby appoints PAUL G. GREIG, TERRENCE E. BICHSEL AND JUDITH A. STEINER, and each of them, proxies with full power of substitution to vote on behalf of the shareholders of FirstMerit Corporation on Thursday, December 11, 2008, and any adjournment(s) and postponement(s) thereof, with all powers that the undersigned would possess if personally present, with respect to the proposal(s) set forth on the reverse side hereof.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE HEREOF, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE AMENDMENTS IN ITEM NO. 1 AND THE PROPOSAL IN ITEM NO. 2. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS WHICH PROPERLY COME BEFORE THE MEETING.
(Continued and to be signed on the reverse side.)

COMMENTS:

SPECIAL MEETING OF STOCKHOLDERS OF
FIRSTMERIT CORPORATION
December 11, 2008
COMMON
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

00030300000000000000 8	121108

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑
			For	Against	Abstain
	1.	To approve the proposed amendments to Article FOURTH of FirstMerit Corporation’s Second Amended and Restated Articles of Incorporation.	☐	☐	☐

	2.	To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Special Meeting to adopt the proposed amendment to Article FOURTH of FirstMerit Corporation’s Second Amended and Restated Articles of Incorporation.	☐	☐	☐

	3.	Such other business which is properly brought before said meeting and any adjournments thereof.

THE DIRECTORS RECOMMEND APPROVAL OF THESE MATTERS

The undersigned acknowledges receipt from FirstMerit Corporation prior to the execution of this proxy of the Notice of Meeting and a Proxy Statement.
DO YOU HAVE ANY COMMENTS? Please use the comments box on the reverse side.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.